EXHIBIT 21
HUMANA INC.
SUBSIDIARY LIST

ARIZONA

1.	SeniorBridge Family Companies (AZ), Inc.

ARKANSAS
1.    Humana Regional Health Plan, Inc.

CALIFORNIA
1.    HRI Humana of California Inc.
2.    Humana Health Plan of California, Inc.
3.    SeniorBridge Family Companies (CA), Inc.

CONNECTICUT
1.    SeniorBridge Family Companies (CT), Inc.

DELAWARE
1.    American Tax Credit Corporate Georgia Fund III, L.L.C.
2.    Availity, L.L.C.
3.    B-Cycle, LLC
4.    CompBenefits Corporation
5.    CompBenefits Direct, Inc.
6.    DefenseWeb Technologies, Inc.
7.    Emphesys, Inc.
8.    Health Value Management, Inc.
9.    HUM INT, LLC
10.    Humana at Home, Inc.
11.    Humana Government Business, Inc.
12    Humana Inc.
13.    Humana Innovation Enterprises, Inc.
14.    Humana Pharmacy, Inc.
15.    Humana Veterans Healthcare Services, Inc.
16.    Humana WellWorks LLC
17.    HumanaDental, Inc.
18.    HumanaVitality, LLC
19.    Primary Care Holdings, Inc.
20.    Symphony Health Partners-Midwest, LLC
21.    Symphony Health Partners, Inc.
22.    Transcend Insights, Inc.
23.    Transcend Population Health Management, LLC

FLORIDA
1.    154th Street Medical Plaza, Inc.
2.    1st Choice Home Health Care, LLC
3.    54th Street Medical Plaza, Inc.
4.    American Eldercare of North Florida, LLC
5.    American Eldercare, Inc.
6.    CAC Medical Center Holdings, Inc.
7.    CAC-Florida Medical Centers, LLC
8.    Care Partners Home Care, LLC
9.    CarePlus Health Plans, Inc.
10.    CNU Blue 2, LLC
11.    CompBenefits Company
12.    Complex Clinical Management, Inc.
13.    Continucare Corporation
14.    Continucare Managed Care, Inc.
15.    Continucare MDHC, LLC

16.    Continucare Medical Management, Inc.
17.    Continucare MSO, Inc.
18.    DataLink Solutions, Inc.
19.    HUM-e-FL, Inc.
20.    Humana At Home 1, Inc.
21.    Humana Dental Company
22.    Humana Health Insurance Company of Florida, Inc.
23.    Humana Medical Plan, Inc.
24.    METCARE of Florida, Inc.
25.    Metropolitan Health Networks, Inc.
26.    Naples Health Care Specialists, LLC
27.    Nursing Solutions, LLC
28.    Partners in Integrated Care, Inc.
29.    SeniorBridge Family Companies (FL), Inc.
30.    SeniorBridge-Florida, LLC
31.    Seredor Corporation

GEORGIA
1.    Humana Employers Health Plan of Georgia, Inc.

ILLINOIS
1.    CompBenefits Dental, Inc.
2.    Comprehensive Health Insights, Inc.
3.    Dental Care Plus Management, Corp.
4.    Humana Benefit Plan of Illinois, Inc.
5.    Humana Dental Concern, Ltd.
6.    SeniorBridge Family Companies (IL), Inc.

INDIANA
1.    SeniorBridge Family Companies (IN), Inc.

KENTUCKY
1.    516-526 West Main Street Condominium Council of Co-Owners, Inc.
2.    CHA HMO, Inc.
3.    CHA Service Company
4.    HUM-Holdings International, Inc.
5.    Humana Active Outlook, Inc.
6.    Humana Health Plan, Inc.
7.    Humana Insurance Company of Kentucky
8.    Humana MarketPOINT, Inc.
9.    Humana Pharmacy Solutions, Inc.
10.    Humco, Inc.
11.    Preservation on Main, Inc.
12.    The Dental Concern, Inc.

LOUISIANA
1.    Humana Health Benefit Plan of Louisiana, Inc.

MARYLAND

1.	SeniorBridge Family Companies (MD), Inc.

MASSACHUSETTS
1.    Humana at Home (MA), Inc.

MICHIGAN
1.    Humana Medical Plan of Michigan, Inc.

MISSOURI
1.    SeniorBridge Family Companies (MO), Inc.

NEW JERSEY
1.    SeniorBridge Family Companies (NJ), Inc.

NEW YORK
1.    Harris, Rothenberg International Inc.
2.    Humana Health Company of New York, Inc.
3.    Humana Insurance Company of New York
4.    SeniorBridge Care Management, Inc.
5.    SeniorBridge Family Companies (NY), Inc.

NORTH CAROLINA
1.    Premier Sleep Services, LLC
2.    SeniorBridge (NC), Inc.

OHIO
1.    Humana Health Plan of Ohio, Inc.
2.    Hummingbird Coaching Systems LLC
3.    SeniorBridge Family Companies (OH), Inc.

PENNSYLVANIA
1.    Humana Medical Plan of Pennsylvania, Inc.
2.    SeniorBridge Family Companies (PA), Inc.

PUERTO RICO
1.    Humana Health Plans of Puerto Rico, Inc.
2.    Humana Insurance of Puerto Rico, Inc.
3.    Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company

TENNESSEE

1.	Cariten Health Plan Inc.
2.    PHP Companies, Inc.
3.    Preferred Health Partnership, Inc.

TEXAS
1.    CompBenefits Insurance Company
2.    Corphealth Provider Link, Inc.
3.    DentiCare, Inc.
4.    Emphesys Insurance Company
5.    Humana At Home (Dallas), Inc.
6.    Humana At Home (Houston), Inc.
7.    Humana At Home (TLC), Inc.
8.    Humana Behavioral Health, Inc.
9.    Humana Health Plan of Texas, Inc.
10.    ROHC, L.L.C.
11.    SeniorBridge Family Companies (TX), Inc.
12.    Texas Dental Plans, Inc.

UTAH
1.    Humana Medical Plan of Utah, Inc.

VERMONT
1.    Managed Care Indemnity, Inc.

VIRGINIA
1.    KMG America Corporation

2.    SeniorBridge Family Companies (VA), Inc.

WASHINGTON
1.    Arcadian Health Plan, Inc.

WISCONSIN
1.    CareNetwork, Inc.
2.    Humana Insurance Company
3.    Humana Wisconsin Health Organization Insurance Corporation
4.    HumanaDental Insurance Company
5.    Independent Care Health Plan